Exhibit 4.9

UNITED RENTALS (NORTH AMERICA), INC.

as the Company

and

UNITED RENTALS, INC.

and

THE SUBSIDIARIES NAMED HEREIN

as Guarantors

to

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee and Notes Collateral Agent

Form of Senior Secured Indenture

Dated as of [ ], 20[ ]

$[ ]

[ ]% Senior Secured Notes due [ ]

CROSS REFERENCE TABLE(1)

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.09
310(a)(2)	6.09
310(a)(3)	N.A.	(2)
310(a)(4)	N.A.
310(a)(5)	N.A.
310(b)	6.08; 6.10
310(c)	N.A.
311(a)	6.13
311(b)	6.13
311(c)	N.A.
312(a)	7.01; 7.02
312(b)	7.02
312(c)	7.02
313(a)	7.03
313(b)	7.03, 14.03
313(c)	1.07; 7.03
313(d)	7.03
314(a)	7.04
314(a)(4)	1.03; 10.05
314(b)	14.02
314(c)(1)	1.03
314(c)(2)	1.03
314(c)(3)	N.A.
314(d)	14.03
314(e)	1.03
314(f)	N.A.
315(a)	6.01
315(b)	6.02
315(c)	6.01
315(d)	6.01
315(e)	5.14
316(a)(1)(A)	5.12
316(a)(1)(B)	5.13
316(a)(2)	N.A.
316(a)(last sentence)	1.01	(3)
316(b)	5.07; 5.08
316(c)	1.05
317(a)(1)	5.03
317(a)(2)	5.03; 5.04
317(b)	10.03
318(a)	1.08

(1) Note: This Cross Reference Table shall not, for any purpose, be deemed part of this Indenture.

(2) Not Applicable.

(3) Definition of “Outstanding.”

i

ii

iii

iv

v

	ARTICLE XIV
	Security

SECTION 14.01	Grant of Security Interest	56
SECTION 14.02	Opinions	57
SECTION 14.03	Release of Collateral	57
SECTION 14.04	Limitation on Collateral Consisting of Subsidiary Securities	58
SECTION 14.05	Specified Releases of Collateral	59
SECTION 14.06	Form and Sufficiency of Release	59
SECTION 14.07	Purchaser Protected	60
SECTION 14.08	Authorization of Actions to Be Taken by the Notes Collateral Agent Under the Notes Collateral Documents	60
SECTION 14.09	Authorization of Receipt of Funds by the Notes Collateral Agent Under the Notes Collateral Documents	62
SECTION 14.10	Intercreditor Agreement	62
SECTION 14.11	Reliance by Notes Collateral Agent	62

Schedule A	The Subsidiary Guarantors
Appendix	Provisions Relating to Securities
Exhibit A	Form of Security
Exhibit B	Form of Notation on Security Relating to Guarantee

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SENIOR SECURED INDENTURE, dated as of [ ], 20[ ], among UNITED RENTALS (NORTH AMERICA), INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, UNITED RENTALS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called “Holdings”), the Subsidiaries of the Company named in Schedule A and WELLS FARGO BANK, NATIONAL ASSOCIATION, national banking association having its designated corporate trust office at 150 East 42nd Street, 40th Floor, New York, New York 10017, as trustee (in such capacity, herein called the “Trustee”) and as notes collateral agent (in such capacity, herein called the “Notes Collateral Agent”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of [ ]% Senior Secured Notes due [ ] of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Each Guarantor desires to make the Guarantee provided herein and has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, and each Guarantee, when executed and delivered hereunder by each Guarantor, the valid and legally binding obligations of the Company and each Guarantor, and to make this Indenture a valid and legally binding agreement of the Company and each Guarantor, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time;

(7) “or” is not exclusive;

(8) “including” means including without limitation;

(9) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified.

Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional First Lien Obligations” has the meaning assigned to it in the Intercreditor Agreement. For the avoidance of doubt, none of the Credit Agreement Obligations shall constitute Additional First Lien Obligations.

“Additional First Lien Secured Parties” has the meaning assigned to it in the Intercreditor Agreement.

“Additional Second Lien Obligations” has the meaning assigned to it in the Intercreditor Agreement. For the avoidance of doubt, none of the Indenture Obligations or First Lien Obligations shall constitute Additional Second Lien Obligations.

“Additional Securities” means, [ ]% Senior Secured Notes due [ ] issued from time to time after the Issue Date under this Indenture (other than pursuant to Sections 3.04, 3.05 or 3.06 [or 11.08] of this Indenture).

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“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Bankruptcy Code” means Title 11, United States Code.

“Board of Directors” means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Collateral” means all property and assets in which Liens are from time to time purported to be granted to secure the Indenture Obligations pursuant to the Notes Collateral Documents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture and each successor Person pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee or Paying Agent, as applicable.

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“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its designated corporate trust business shall be administered, which address as of the date of this Indenture is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services – Administrator for United Rentals, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means (except in the definition of “Subsidiary”) a corporation, association, company, joint stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“Credit Agreement” means [ ].

“Credit Agreement Agent” means [ ].

“Credit Agreement Obligations” means [ ].

“Credit Agreement Secured Parties” means the Credit Agreement Agent, the lenders and letter of credit issuer(s) party to the Credit Agreement and any other Person holding any Credit Agreement Obligation or to whom any Credit Agreement Obligation is at any time owing.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means The Depository Trust Company, a New York corporation, or its successor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Lien Designated Agent” has the meaning assigned to it in the Intercreditor Agreement.

“First Lien Obligations” means, collectively, the Credit Agreement Obligations and the Additional First Lien Obligations; provided that no Indenture Obligations may be First Lien Obligations.

“First Lien Secured Parties” means, collectively, the Credit Agreement Secured Parties and the Additional First Lien Secured Parties.

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“GAAP” means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the Commission applicable to Commission registrants; provided that (a) if at any time the Commission permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the Holders.

“Global Security” has the meaning specified in the Appendix.

“guarantee” means, as applied to any obligation: (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person providing a guarantee of any obligation.

“Guarantee” means each guarantee of the Securities contained in Article XIII given by each Guarantor.

“Guarantor” means Holdings and each Subsidiary Guarantor.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Holdings” means the Person named as “Holdings” in the first paragraph of this Indenture, and any permitted successor or assign.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the Commission, as the case may be), as in effect from time to time.

“Incur” means to directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise.

“Indebtedness” means [ ].

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

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“Indenture Documents” means (a) this Indenture, the Securities, the guarantees thereof, the Notes Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Indenture Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents or any of them. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency or liquidation proceeding, or that would have accrued or become due but for the effect of an insolvency or liquidation proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency or liquidation proceeding).

“Intercreditor Agreement” means the Intercreditor Agreement among the Credit Agreement Agent, the Trustee and the Notes Collateral Agent and acknowledged by the Company and the Guarantors (as amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture).

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means [ ], 20[ ].

“Legal Defeasance” has the meaning specified in Section 12.02.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, finance lease or other title retention agreement.

“Notes Collateral Agent” means the Person named as the “Notes Collateral Agent” in the first paragraph of this Indenture until a successor Notes Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture and the Notes Collateral Documents, and thereafter “Notes Collateral Agent” shall mean such successor Notes Collateral Agent.

“Notes Collateral Documents” means the Notes Security Agreement and [ ].

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“Notes Security Agreement” means the Security Agreement among the Company and the Guarantors in favor of the Notes Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Notice of Default” means a written notice of the kind specified in Section 5.02.

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Officers’ Certificate” means a certificate signed by two of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee and/or the Notes Collateral Agent, as applicable. One of the officers signing an Officers’ Certificate given pursuant to Section 10.05 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, in form reasonably acceptable to the Trustee, who may be counsel for the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(iv) Securities as to which (a) Legal Defeasance has been effected pursuant to Section 12.02 or (b) Covenant Defeasance has been effected pursuant to 12.03, to the extent set forth therein;

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provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (it being understood that Securities to be acquired by the Company pursuant to an Offer or other offer to purchase shall not be deemed to be owned by the Company until legal title to such Securities passes to the Company), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02.

“Permitted Liens” means [ ].

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on that Security which is due or overdue or is to become due at the relevant time.

“Record Expiration Date” has the meaning specified in Section 1.05.

[“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.]

[“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.]

“Regular Record Date” for the interest payable on any Interest Payment Date means the [ ] or [ ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office, including, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

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“Second Lien Obligations” means, collectively, the Indenture Obligations and the Additional Second Lien Obligations.

“Securities” means the securities issued on the Issue Date under this Indenture and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” of any Person means a Restricted Subsidiary of such Person which would be a significant subsidiary of such Person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the Commission and as in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subsidiary” means, with respect to any Person: (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and (ii) any other Person (other than a corporation), including a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means each Subsidiary of the Company designated as such by the Company from time to time; provided that a Subsidiary shall only be designated as an Unrestricted Subsidiary if the Company has also designated such Subsidiary as an “Unrestricted Subsidiary” (or any substantially similar designation) pursuant to the Credit Agreement and any debt securities of the Company then outstanding that provide for designation of an “Unrestricted Subsidiary” or a substantially similar term.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

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SECTION 1.02 Other Definitions.

Term	Defined in Section
“Defaulted Interest”	Section 3.07
“Definitive Security”	Appendix
“Depositary”	Appendix
“Event of Default”	Section 5.01
“Global Security”	Appendix
“Guaranty Obligations”	Section 13.01
“Securities Custodian”	Appendix
“Security Register” or “Security Registrar”	Section 3.05
[U.S. Government Obligation	Section 12.03]

SECTION 1.03 Compliance Certificates and Opinions. Upon any application or request by the Company or a Guarantor to the Trustee or the Notes Collateral Agent to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee and/or the Notes Collateral Agent, as applicable, such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or a Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

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Any certificate or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05 Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or a Guarantor, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved exclusively by the Security Register for all purposes.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or a Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

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The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities, provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.07.

The Trustee may but need not set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(ii) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.07.

With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.07, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph.

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Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents or proxies each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.06 Notices to Trustee, the Company or a Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered electronically or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services — Administrator for United Rentals, or

(ii) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.07 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including facsimile and electronic transmissions in PDF format) and delivered electronically or mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or, in the case of a Global Security, sent in accordance with the procedures of the Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given electronically or by mail, neither the failure to deliver electronically, mail or receive such notice, nor any defect in any such notice, to any particular Holder shall affect the sufficiency or validity of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice electronically or by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.08 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern this Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision shall be deemed to be so modified or excluded, as the case may be.

SECTION 1.09 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10 Successors and Assigns. Without limiting Articles VIII and XIII hereof, all covenants and agreements in this Indenture by each of the Company or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.11 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13 Governing Law. This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

SECTION 1.14 Legal Holidays. In any case where any Interest Payment Date[, Redemption Date] or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date[, Redemption Date] or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period.

SECTION 1.15 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

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SECTION 1.16 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. The Trustee acknowledges that it has received all information required pursuant to this Section 1.17 as of the date hereof.

SECTION 1.18. Copies of Transaction Documents. Upon written request from a Holder, the Company shall provide copies of this Indenture, the Notes Collateral Documents, the Intercreditor Agreement or the related Prospectus Supplement to such Holder.

ARTICLE II

Security Forms

SECTION 2.01 Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.

ARTICLE III

The Securities

SECTION 3.01 Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is limited to $[ ] principal amount. Additional Securities may be issued, authenticated and delivered pursuant to Section 3.13, and Securities may be authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06 or 9.06 [or 11.08].

The Securities shall be known and designated as the “[ ]% Senior Secured Notes due [ ]” of the Company. Their Stated Maturity for payment of principal shall be [ ]. Interest on the Securities shall accrue at the rate of [ ]% per annum and shall be payable semiannually in arrears on each [ ] and [ ], commencing [ ] to the Holders of record of Securities at the close of business on [ ] and [ ], respectively, immediately preceding such Interest Payment Date. Subject to Section 3.13(3), interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ ]. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

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The principal of (and premium, if any) and interest on the Securities shall be payable at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or such other office maintained by the Trustee for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or wire transfer or other electronic means.

[The Securities shall be redeemable as provided in Article XI and in the Securities.]

[The Securities shall be subject to satisfaction and discharge as provided in Article IV and to Legal Defeasance and/or Covenant Defeasance as provided in Article XII.]

SECTION 3.02 Denominations. The Securities issued on the Issue Date shall be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.03 Execution and Authentication. The terms and provisions contained in the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President or one of its Vice Presidents, its Chief Operating Officer, its Chief Financial Officer or any authorized signatory that is not a corporation. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, which shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

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No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Authentication by counterpart shall satisfy the requirements of this Section 3.03 and the requirements of the Securities.

SECTION 3.04 Temporary Securities. Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company shall cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations and of a like tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 3.05 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed (a) the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided and (b) the Securities Custodian with respect to the Global Securities.

The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Security Registrar with a request to register a transfer, the Security Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Security Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Security Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar’s request.

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All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 [or 11.08], and in any such case not involving any transfer.

[Neither the Company nor the Security Registrar shall be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of Securities selected for redemption under Section 11.05 and ending at the close of business on the day of such delivery, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer of any Securities other than Securities having a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.]

Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent, and the Security Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry. The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. In connection with any proposed transfer outside the book entry only system, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

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If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07 Payment of Interest; Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 1.07, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered or mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

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(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be cancelled by the Trustee in its customary manner.

SECTION 3.10 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

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SECTION 3.11 CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or ISIN numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

SECTION 3.12 Deposits of Monies. Except to the extent payment of interest is made by the Company’s check pursuant to Section 3.01, prior to 11:00 a.m., New York City time, on each Interest Payment Date, [Redemption Date and] Stated Maturity, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, [Redemption Date or] Stated Maturity in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, [Redemption Date or] Stated Maturity.

SECTION 3.13 Issuance of Additional Securities. The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price provided, however, that no Additional Securities shall be issued that are not fungible for U.S. Federal tax purposes, with any other securities issued under this Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture and shall vote and consent, together with any Outstanding Securities as one class, on all matters that require their vote or consent under this Indenture, except in the case of any matter that affects only the Outstanding Securities.

With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Additional Securities which are to be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

(3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.4 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

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ARTICLE IV

Satisfaction and Discharge

SECTION 4.01 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all the Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities not theretofore delivered to the Trustee for cancellation (other than Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06),

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the Securities to the date of deposit (in the case of the Securities which have become due and payable) or to the Stated Maturity [or Redemption Date, as the case may be,] together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

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(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company or the Guarantors; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

SECTION 5.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at Stated Maturity[, upon optional redemption], required purchase or otherwise);

(2) default in the payment of an installment of interest, if any, on any of the Securities, when due and payable, for 30 days;

(3) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law; or (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

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(4) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

(5) any of the Guarantees of the Securities by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture) and such event continues for 10 Business Days; or

(6) (a) any of the Notes Collateral Documents shall cease for any reason to be in full force and effect (other than in accordance with its terms or the terms hereof), or the Company or a Guarantor that is a Significant Subsidiary, in each case that is a party to any of the Notes Collateral Documents shall so assert in writing, or (b) the Lien created by any of the Notes Collateral Documents, shall cease to be perfected and enforceable in accordance with its terms with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted by this Indenture or by any of the Notes Collateral Documents), and such failure of such Lien to be perfected and enforceable shall have continued unremedied for a period of 20 Business Days.

[Insert additional Events of Default as applicable]

SECTION 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than those covered by clause (3) or (4) of Section 5.01 with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 30.0% in aggregate principal amount of the Securities then Outstanding, by written notice to the Trustee and the Company, in each case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Securities due and payable immediately; provided that a notice of Event of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Event of Default.

Any notice of Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of Event of Default, notice of acceleration or to take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Event of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Securities held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred.

If an Event of Default specified in clause (3) or (4) of Section 5.01 with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Outstanding Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

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After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if

(1) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B) all overdue interest on all Securities;

(C) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

(D) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company and each Guarantor covenants that if:

(i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(ii) default is made in the payment of the principal of (or premium, if any, on) any Security on the due date for payment thereof,

the Company or such Guarantor shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Securities allowed in any judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company, a Guarantor (or any other obligor upon the Securities), any of their property or any of their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

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SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, distributions and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively;

THIRD: To the payment of any and all other amounts due under this Indenture, the Securities or the Guarantees; and

FOURTH: To the Company (or such other Person as a court of competent jurisdiction may direct).

SECTION 5.07 Limitation on Suits. Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 30.0% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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(v) no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security [(or, in the case of redemption, on the Redemption Date)] and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, each Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted, subject to the determination in such proceeding.

SECTION 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12 Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture, and

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(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(i) in the payment of the principal of (or premium, if any) or interest on any Security, or

(ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. In the case of any such waiver, the Company, the Guarantors or any other obligor under the Securities, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively.

SECTION 5.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable counsel fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or a Guarantor, in any suit instituted by the Trustee, in any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10.0% in principal amount of the Outstanding Securities, or in any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security [(or, in the case of redemption, on or after the Redemption Date)].

SECTION 5.15 Waiver of Stay or Extension Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted..

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ARTICLE VI

The Trustee

SECTION 6.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent misconduct, its own negligent failure to act or its own willful misconduct except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture, unless the Trustee has received security and indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be liable for any error of judgment unless it is proved that the Trustee was negligent in the performance of its duties hereunder.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(e) None of the Trustee or any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 6.02 Notice of Defaults. If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall deliver to all Holders, as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder known to the Trustee within 90 days after obtaining such knowledge, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice to the Holders if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

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SECTION 6.03 Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company or any Guarantor) to make reasonable examination (upon prior notice and during regular business hours) of the books, records and premises of the Company or a Guarantor, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

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(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 6.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05 May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, any Securities Custodian or any other agent of the Company or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company or a Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Securities Custodian or such other agent.

SECTION 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

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SECTION 6.07 Compensation and Reimbursement. The Company agrees (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to promptly reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and documented compensation and the reasonable and documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may have been caused by its negligence or willful misconduct; and (3) to indemnify the Trustee, its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(3) or Section 5.01(4), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Notwithstanding any provisions of this Indenture, the provisions of this Section shall survive the resignation or removal of the Trustee and any satisfaction and discharge of this Indenture.

SECTION 6.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal or state supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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SECTION 6.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the Trustee being removed within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, any Guarantor or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or any Guarantor, in each case by a Board Resolution, may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

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(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The resignation or removal of the Trustee pursuant to this Section 6.10 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 6.07(3) in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.

(h) No Trustee under this Indenture shall be liable for any action or omission of any successor Trustee.

SECTION 6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

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SECTION 6.13 Preferential Collection of Claims Against the Company or a Guarantor. If and when the Trustee shall be or become a creditor of the Company or a Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or such Guarantor (or any such other obligor).

SECTION 6.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer [or partial redemption or partial purchase] or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.07, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

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The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association, as Trustee

By
As Authenticating Agent

By
Authorized Signatory

ARTICLE VII

Holders’ Lists and Reports by Trustee and Company

SECTION 7.01 Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee a list of the names and addresses of the Holders in such form as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, any Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

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SECTION 7.03 Reports by Trustee. (a) Within 60 days after June 15 of each year commencing June 15, 20[ ], the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture to the extent required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 7.04 Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII

[Consolidation, Merger, Sale of Assets, etc.

SECTION 8.01 Company May Consolidate, Etc. Only on Certain Terms. (A) The Company shall not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company shall not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time and after giving effect thereto:

(1) either:

(x) if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving Person of such merger or consolidation; or

(y) the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee and the Notes Collateral Agent, all the obligations of the Company or such Restricted Subsidiary, as the case may be, under the Securities, this Indenture, the Notes Collateral Documents and the Intercreditor Agreement; and

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(2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated by the foregoing provisions of this Section 8.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment, or other disposition and the supplemental indenture in respect thereof (required under clause (1)(y) of this Section 8.01) comply with the requirements of this Indenture.

SECTION 8.02 Successor Substituted. [Except as otherwise provided by Section 13.05,] upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company, or a Restricted Subsidiary, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Securities, this Indenture, the Notes Collateral Documents and the Intercreditor Agreement with the same effect as if such successor had been named as the Company in the Securities, this Indenture, the Notes Collateral Documents and the Intercreditor Agreement and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.]

For all purposes of this Indenture and the Securities (including the provisions of this Article VIII), Subsidiaries of any Surviving Entity shall, upon consummation of such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries.

ARTICLE IX

Amendments; Waivers; Supplemental Indentures

SECTION 9.01 Amendments, Waivers and Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may together enter into any additional or supplemental Notes Collateral Documents or amend, modify, waive or supplement this Indenture, the Securities, the Guarantees, the Notes Collateral Documents or the Intercreditor Agreement for any of the following purposes:

(i) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture and in the Securities or such Guarantor’s Guarantee and to evidence the assumption of obligations under this Indenture and a Guarantee;

(ii) to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or a Guarantor;

(iii) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

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(iv) to cure any ambiguity, omission or mistake, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; or

(v) to make any change that does not adversely affect the rights of the Holders; or

(vi) to conform any provision of this Indenture, the Notes Collateral Documents or the Intercreditor Agreement to any provision under the heading “Description of the Notes” in the Prospectus;

(vii) to add Guarantees or Collateral, or release or discharge Guarantees or Collateral from the Lien of this Indenture or the Notes Collateral Documents, in accordance with the terms of this Indenture, the Notes Collateral Documents or the Intercreditor Agreement, as applicable;

(viii) to effect such amendments and modifications to the extent necessary to reflect the incurrence of any Additional First Lien Obligations or Additional Second Lien Obligations permitted under this Indenture and the Notes Collateral Documents;

(ix) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(x) to make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Securities;

(xi) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof or to provide for the accession by the Trustee to any Notes Collateral Document;

(xii) to enter into any other amendments, modifications, waivers or supplements to the Notes Collateral Documents or the Intercreditor Agreement permitted to be entered into without (or not requiring) the consent of Holders pursuant to the terms hereof; or

(xiii) to enter into any Acceptable Intercreditor Agreement and any amendment, modification, waiver or supplement thereto permitted to be entered into without (or not requiring) the consent of Holders pursuant to the terms hereof.

provided, however, that the Company shall have delivered to the Trustee an Opinion of Counsel and Officers’ Certificate stating that such action pursuant to clauses (i), (ii), (iii), (iv), (v), (vii) or (viii) above is not prohibited by this Indenture. The Trustee shall not be obligated to enter into any such amendment, waiver or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 Modifications, Amendments and Supplemental Indentures with Consent of Holders. With the consent of the Holders of a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, the Trustee and the Notes Collateral Agent, the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee and the Notes Collateral Agent may together modify, amend or supplement this Indenture, the Securities, the Guarantees, the Notes Collateral Documents or the Intercreditor Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, that without the consent of at least two-thirds in aggregate principal amount of the Outstanding Securities, an amendment, modification or supplemental indenture may not (x) effect a release of all or substantially all of the Collateral from the Liens securing the Indenture Obligations, except in accordance with the terms of this Indenture, the Notes Collateral Documents or the Intercreditor Agreement, as applicable or (y) change or alter the priority of the Liens securing the Indenture Obligations or the ranking of any guarantee of the Securities, in each case, in any way adverse to the Holders in any material respect, other than, in each case, as provided under the terms of this Indenture, the Notes Collateral Documents or the Intercreditor Agreement, as applicable; provided, however, that no such modification, amendment or supplemental indenture may, without the consent of the Holder of each Outstanding Security affected thereby:

(i) reduce the principal amount of, extend the Stated Maturity of or alter the redemption provisions of, the Securities;

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(ii) change the currency in which any Securities or any premium or the interest thereon is payable;

(iii) reduce the percentage in principal amount of Outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture, the Securities, any Guarantee or the Notes Collateral Documents;

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or any Guarantee;

(v) waive a default in payment with respect to the Securities or any Guarantee; or

(vi) reduce or change the rate or time for payment of interest on the Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed modification, amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The Trustee shall join with the Company and each Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

SECTION 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be given, and (subject to Section 6.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the valid and legally binding obligation of the Company and the Guarantors, as applicable, enforceable in accordance with its terms, subject to customary limitations and exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise; provided that the Trustee shall enter into and execute all other supplemental indentures which satisfy all applicable conditions under this Article IX.

SECTION 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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SECTION 9.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture; provided that any failure by the Trustee to make such notation shall not affect the validity of the matter provided for in such supplemental indenture or any Security or Guarantee hereunder. If the Company shall so determine, new Securities or Guarantees so modified as to conform, in the opinion of the Trustee, the Guarantors and the Company, to any such supplemental indenture may be prepared and executed by the Company or Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 9.07 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in [Section 8.01,] inclusive, and Sections [ ] and pursuant to Section 9.01(ii), if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 9.08 No Liability for Certain Persons. No director, officer, employee, or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees, this Indenture or the Notes Collateral Documents based on or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The foregoing waiver and release is an integral part of the consideration for the issuance of the Securities and the Guarantees.

ARTICLE X

Covenants

SECTION 10.01 Payment of Principal, Premium and Interest. The Company shall pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company shall deposit or cause to be deposited with the Trustee or its nominee, no later than 11:00 a.m. New York City time on the date of the Stated Maturity of any Security or no later than 11:00 a.m. New York City time on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

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SECTION 10.02 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Securities, the Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at a Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demands are so made or served on the Trustee, the Trustee shall promptly forward copies thereof to the Company.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent and Security Registrar, and the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services — Administrator for United Rentals, as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.03 Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before 11:00 a.m. New York City time on each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, the Company shall, prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall: (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

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The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent (other than the Company) to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 10.04 Existence; Activities. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

SECTION 10.05 Compliance Certificates. The Company shall deliver to the Trustee and the Notes Collateral Agent, prior to March 31 in each year commencing with the year beginning on January 1, 20[ ], an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

SECTION 10.06 Grant of Security Interests. On the Issue Date, the Company and the Guarantors shall cause the Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee and the Holders) to have valid and perfected Liens on the Collateral that are second in priority only to First Lien Obligations on the Collateral, subject to Permitted Liens. In addition, the Company and the Guarantors shall:

(a) enter into each of the Notes Collateral Documents and any amendments or supplements to such Notes Collateral Documents necessary in order to cause the Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee and the Holders) to have valid and perfected Liens on the Collateral that are second in priority only to First Lien Obligations, subject to Permitted Liens;

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(b) do, execute, acknowledge, deliver, record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required so that, on the Issue Date, the Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee and the Holders) shall have valid and perfected Liens on the Collateral that are second in priority only to First Lien Obligations, subject to Permitted Liens;

(c) take such further action and execute and deliver such other documents specified in the Indenture Documents or as otherwise may be reasonably requested by the Trustee or Notes Collateral Agent to give effect to the foregoing; and

(d) deliver to the Trustee and the Notes Collateral Agent an Opinion of Counsel that (i) such Notes Collateral Documents and any other documents required to be delivered have been duly authorized, executed and delivered by the Company and the Guarantors and constitute legal, valid, binding and enforceable obligations of the Company and the Guarantors, subject to customary qualifications and limitations, and (ii) the Notes Collateral Documents and the other documents entered into pursuant to this Section 10.06 create valid and perfected Liens on the Collateral covered thereby, subject to Permitted Liens and customary qualifications and limitations.

SECTION 10.07 Further Assurances. (a) The Company shall promptly execute and deliver, or cause to be promptly executed and delivered to the Notes Collateral Agent such documents and agreements, and shall promptly take or cause to be taken such actions, as the Notes Collateral Agent may, from time to time, reasonably request to grant, preserve, protect or perfect the Liens created or intended to be created by the Notes Collateral Documents or the validity, effectiveness or priority of any such Lien, subject to the limitations set forth in this Indenture, the Notes Collateral Documents and the Intercreditor Agreement.

(b) Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture, any of the Notes Collateral Documents or the Intercreditor Agreement which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will use its commercially reasonable efforts to execute and deliver all applications, certifications, instruments and other documents and papers that may be reasonably required from the Company for such governmental consent, approval, recording, qualification or authorization.

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[Include additional covenants as applicable.]

ARTICLE XI

[Redemption of Securities

SECTION 11.01 Right of Redemption. The Securities may be redeemed at the election of the Company, in the amounts, at the times, at the Redemption Prices (together with any applicable accrued and unpaid interest to the Redemption Date), and subject to the conditions specified in the form of Security and hereinafter set forth. The Company also shall redeem the Securities in the amounts, at the times, at the Redemption Prices (together with any applicable accrued and unpaid interest to the Redemption Date), and subject to the conditions specified in the form of Security and hereinafter set forth.

SECTION 11.02 Applicability of Article. Redemption of Securities at the election of the Company, as permitted by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article.

SECTION 11.03 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution. In the event of any redemption at the election of the Company pursuant to Section 11.01, the Company shall notify the Trustee at least five Business Days prior (or such shorter period as may be acceptable to the Trustee) to the date on which notice is required to be delivered or mailed or caused to be delivered or mailed to Holders pursuant to Section 11.05 of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 11.04 Selection and Notice of Redemption. In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption shall be made on a pro rata basis (subject to the rules of the Depositary) unless otherwise required by law or applicable stock exchange requirements; provided, however, that Securities shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture and of the Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.05 Notice of Redemption. Notice of redemption shall be delivered electronically or by first class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, except that redemption notices may be delivered electronically or mailed more than 60 days prior to the Redemption Date if the notice of redemption is issued in connection with (i) a satisfaction and discharge of Securities in accordance with Article IV or (ii) a defeasance in accordance with Article XII..

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All notices of redemption shall identify the Securities to be redeemed (including, if used, CUSIP or ISIN numbers) and shall state, as applicable:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(iv) that on the Redemption Date, the Redemption Price, and accrued interest to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after such Redemption Date; and

(v) the place or places where such Securities are to be surrendered for payment of the Redemption Price, accrued interest to, but excluding, the Redemption Date.

Notice of redemption of Securities to be redeemed pursuant to Section 11.01 shall be given by the Company or, at the Company’s request and provision of such notice information to the Trustee five days prior (or such shorter period as may be acceptable to the Trustee) to the delivery or mailing of such notice, by the Trustee in the name and at the expense of the Company.

Notices of redemption pursuant to Section 11.01 may be subject to the satisfaction of one or more conditions precedent established by the Company in its sole discretion. If a redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Company may provide in any notice of redemption for the Securities that payment of the Redemption Price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

SECTION 11.06 Deposit of Redemption Price. Prior to or by 11:00 a.m. New York City time on any Redemption Date , the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.07 Securities Payable on Redemption Date. Notice of redemption having been given as provided in Section 11.05, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest), interest shall cease to accrue on such Securities or portions thereof. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

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If any Security called for redemption in accordance with the election of the Company made pursuant to Section 11.01 shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 11.08 Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal amount at Stated Maturity of the Security so surrendered.]

ARTICLE XII

Legal Defeasance and Covenant Defeasance

SECTION 12.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, elect to have either Section 12.02 or 12.03 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

SECTION 12.02 Legal Defeasance and Discharge. Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 12.04, be deemed to have been discharged from their obligations with respect to all Outstanding Securities (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities (including the Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Securities, the Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

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(A) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, or interest or premium, if any, on, such Securities when such payments are due from the trust referred to in Section 12.04;

(B) the Company’s obligations with respect to such Securities under Article II, Article III and Section 10.02;

(C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(D) this Article XII.

Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03.

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SECTION 12.03 Covenant Defeasance. Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 12.04, be released from each of their obligations under the covenants contained in Sections [ ], and any covenant provided pursuant to Section 9.01(ii) with respect to the Outstanding Securities on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities and Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04, Sections 5.01(3) through 5.01(5) shall not constitute Events of Default.

SECTION 12.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the Outstanding Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular Redemption Date;

(2) in the case of an election under Section 12.02, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

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in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 12.03, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 12.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law..

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The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Notwithstanding anything in this Article XII to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(i)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 12.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12,03, as the case may be; provided, however, that, if the Company makes any payment of principal of or any premium or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

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ARTICLE XIII

[Guarantee

SECTION 13.01 Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees on a senior basis, jointly and severally, to each Holder, the Trustee and the Notes Collateral Agent and their respective successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture, the Securities and the Notes Collateral Documents and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under this Indenture, the Securities, and the Notes Collateral Documents (all the foregoing being hereinafter collectively called the “Guaranty Obligations”). Each Guarantor further agrees that the Guaranty Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor shall remain bound under this Article XIII notwithstanding any extension or renewal of any Guaranty Obligation.

To the extent that any Subsidiary Guarantor shall be required to pay any amounts on account of the Securities pursuant to a Guarantee in excess of an amount calculated as the product of (i) the aggregate amount payable by the Subsidiary Guarantors on account of the Securities pursuant to their respective Guarantees times (ii) the proportion (expressed as a fraction) that such Subsidiary Guarantor’s net assets (determined in accordance with GAAP) at the date enforcement of the Subsidiary Guarantees is sought bears to the aggregate net assets (determined in accordance with GAAP) of all Subsidiary Guarantors at such date, then such Subsidiary Guarantor shall be reimbursed by the other Subsidiary Guarantors for the amount of such excess, pro rata, based upon the respective net assets (determined in accordance with GAAP) of such other Subsidiary Guarantors at the date enforcement of the Subsidiary Guarantees is sought. This paragraph is intended only to define the relative rights of Subsidiary Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of the Subsidiary Guarantors under their respective Subsidiary Guarantees.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Guarantee; provided, however, that if a Default has occurred and is continuing, the right to receive payment in respect of such right of contribution shall be suspended until the payment in full of all Guaranty Obligations hereunder.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranty Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranty Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder, the Trustee or the Notes Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes Collateral Documents, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes Collateral Documents, the Securities or any other agreement; (d) the release of any security held by any Holder, the Trustee or the Notes Collateral Agent for the Guaranty Obligations or any of them; (e) the failure of any Holder, the Trustee or the Notes Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranty Obligations; or (f) any change in the ownership of any Guarantor (subject to Section 13.05).

Each Guarantor further agrees that its Guarantee herein constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Notes Collateral Agent to any security held for payment of the Guaranty Obligations.

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To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranty Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Notes Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes Collateral Documents, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranty Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of each Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranty Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Notes Collateral Agent upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Notes Collateral Agent has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranty Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise (within applicable grace periods), or to perform or comply with any other Guaranty Obligation (within applicable grace periods), each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Notes Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranty Obligations, (ii) accrued and unpaid interest on such Guaranty Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranty Obligations to the Holders, the Trustee or the Notes Collateral Agent.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranty Obligations guaranteed hereby until payment in full of all Guaranty Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranty Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranty Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranty Obligations as provided in Article V, such Guaranty Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Notes Collateral Agent or any Holder in enforcing any rights under this Section.

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SECTION 13.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer.

SECTION 13.03 Execution and Delivery of Guarantees. The Guarantees to be endorsed on the Securities shall be in the form set forth in Exhibit B. Each of the Guarantors hereby agrees to execute its Guarantee in such form, to be endorsed on each Security authenticated and delivered by the Trustee.

Each Guarantee shall be executed on behalf of each respective Guarantor by any one of such Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Chief Financial Officer, Vice Presidents or any authorized signatories for any Guarantors that are not corporations. The signature of any or all of these officers on the Guarantee may be manual or facsimile.

A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

Each Guarantee shall be registered, transferred, exchanged and cancelled, and shall be held in definitive or global form, in the same manner and together with, the Security to which it relates, in accordance with Article III.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantors. Each of the Guarantors hereby jointly and severally agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

SECTION 13.04 Guarantors May Consolidate, Etc., on Certain Terms. Nothing contained in this Indenture or in any of the Securities or any Guarantee shall prevent any consolidation or merger of a Guarantor with or into the Company or a Guarantor or the merger of a wholly owned Restricted Subsidiary with and into a Guarantor or shall prevent any sale or conveyance of the assets of a Guarantor as an entirety or substantially as an entirety or the Capital Stock of a Guarantor to the Company or a Guarantor.

SECTION 13.05 Release of Guarantors. The Guarantee of a Subsidiary Guarantor shall automatically be released from all obligations under its Guarantee endorsed on the Securities and under this Article XIII without need for any further act or the execution or delivery or any document: (i) upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is (A) not prohibited by this Indenture or (B) pursuant to any exercise of any secured creditor remedies by the First Lien Designated Agent in respect of any First Lien Obligations but only to the extent that the First Lien Secured Parties release their guarantees in respect of the First Lien Obligations of such Subsidiary Guarantor; (ii) upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is not prohibited by this Indenture; (iii) upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; (iv) upon Legal Defeasance or Covenant Defeasance in accordance with Article XII or satisfaction and discharge in accordance with Article IV. Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such transaction was made in accordance with the provisions hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article XIII.

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[Insert additional release events as applicable]

SECTION 13.06 Successors and Assigns. This Article XIII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Notes Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Notes Collateral Agent, the rights and privileges conferred upon that party in this Indenture, the Notes Collateral Documents and the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture and the Notes Collateral Documents.

SECTION 13.07 No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee, the Notes Collateral Agent or the Holders in exercising any right, power or privilege under this Article XIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Notes Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIII at law, in equity, by statute or otherwise.

SECTION 13.08 Modification, etc. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by a Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Notes Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given No notice to or demand on a Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.]

ARTICLE XIV

Security

SECTION 14.01 Grant of Security Interest. (a) The due and punctual payment of the principal of, premium, if any, and interest on the Securities and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Securities and the performance of all other obligations of the Company and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes Collateral Documents, the Guarantees and the Securities shall be secured by Liens as provided in the Notes Collateral Documents which the Company, Guarantors and Notes Collateral Agent, as the case may be, shall enter into substantially concurrently with the execution of this Indenture and shall be secured by all the Notes Collateral Documents hereafter delivered as required or permitted by this Indenture and the Notes Collateral Documents.

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(b) Each Holder, by its acceptance of the Securities, consents and agrees to the terms of each of the Notes Collateral Documents and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Notes Collateral Agent to enter into this Indenture, the Notes Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each Restricted Subsidiary to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Notes Collateral Documents, to assure and confirm to the Notes Collateral Agent the security interests in the Collateral contemplated by the Notes Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions required to cause the Notes Collateral Documents to create and maintain, as security for the Indenture Obligations, valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Notes Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth therein and in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, subject to the terms of the Notes Collateral Documents, the Company, the Trustee and the Notes Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Company to act as co-collateral agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Notes Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Indenture Document. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Notes Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(c) Each Holder, by its acceptance of the Securities, consents and agrees to be bound by the terms of, and authorizes the entry by the Trustee and the Notes Collateral Agent, as applicable, into, the Security Agreement Supplement, the Notes Security Agreement, the Intercreditor Agreement Joinder, the Intercreditor Agreement and any other related Notes Collateral Documents and any amendments, restatements or modifications to the Notes Collateral Documents and the Intercreditor Agreement. By its acceptance of the Securities, each Holder also authorizes and directs the Trustee and the Notes Collateral Agent to perform their respective obligations and exercise their respective rights under the Security Agreement Supplement, the Notes Security Agreement, the Intercreditor Agreement Joinder and any other related amended, restated or modified Notes Collateral Documents or Intercreditor Agreement in accordance therewith.

SECTION 14.02 Opinions. The Company shall furnish to the Trustee and the Notes Collateral Agent (if other than the Trustee), concurrently with the execution and delivery of the Notes Collateral Documents, an Opinion of Counsel in compliance with Trust Indenture Act Section 314(b)(1), and on or within one month following [ ] of each year, commencing [ ], 20 , an Opinion of Counsel in compliance with Trust Indenture Act Section 314(b)(2).

SECTION 14.03 Release of Collateral. The Notes Collateral Agent shall not at any time release Collateral from the security interests created by the Notes Collateral Documents unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Notes Collateral Documents.

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The release of any Collateral from the Liens created by the Notes Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture, the Notes Collateral Documents and the Intercreditor Agreement. To the extent required by law, the Company shall cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Liens created by this Indenture and the Notes Collateral Documents to be complied with; provided, that any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made solely by an officer of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert. Notwithstanding the foregoing, the Company shall not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on the advice of counsel, that under the terms of Section 314(d) of the Trust Indenture Act and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Each Holder, by its acceptance of the Securities, consents to and authorizes the Notes Collateral Agent to release or subordinate Liens upon the Collateral in accordance with, and as required by, this Indenture, the Notes Collateral Documents and the Intercreditor Agreement, and to take any further action and enter into any documentation to evidence the release or subordination of such Lien in accordance with this Indenture, the Notes Collateral Documents and the Intercreditor Agreement.

SECTION 14.04 Limitation on Collateral Consisting of Subsidiary Securities

(1) The stock, other Capital Stock and other securities of a Subsidiary of the Company otherwise constituting Collateral will constitute Collateral for the benefit of the Holders only to the extent that such stock, Capital Stock and other securities can secure the Securities without Rule 3-16 of Regulation S-X under the Securities Act or Rule 13-02 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements (and other non-financial information) of such Subsidiary individually or on a combined basis to be filed with the Commission (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act or Rule 13-02 of Regulation S-X under the Securities Act (or any other law, rule or regulation) is amended or further amended, modified or interpreted by the Commission (or such other governmental agency) to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or such other governmental agency) of separate financial statements (and other non-financial information) of any Subsidiary due to the fact that such Subsidiary’s stock, Capital Stock or other securities secure the Securities, then the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence) (such excluded portion of the stock, Capital Stock and other securities is referred to herein as the “Excluded Stock Collateral”).

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(2) Notwithstanding the foregoing, if Rule 3-16 of Regulation S-X under the Securities Act or Rule 13-02 of Regulation S-X under the Securities Act (or any other law, rule or regulation) is thereafter amended or further amended, modified or interpreted by the Commission (or such other governmental agency) to permit (or is replaced with another rule or regulation, or any law, rule or regulation is adopted, which would permit) such Subsidiary’s stock, Capital Stock and other securities to secure the Securities in excess of the amount then pledged without filing with the Commission (or such other governmental agency) of separate financial statements or summarized financial information (and other non-financial information) of such Subsidiary, then the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral for the benefit of the Holders (but only to the extent not resulting in such financial statement requirement becoming applicable with respect to such Subsidiary) and such portion of the stock, Capital Stock and other securities of such Subsidiary so deemed to be part of the Collateral shall automatically cease to be Excluded Stock Collateral for purposes hereof, unless otherwise constituting Excluded Assets. In such event, the Notes Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to add such shares of Capital Stock or other securities that are so deemed to constitute part of the Collateral.

SECTION 14.05 Specified Releases of Collateral. Subject to Section 14.03, the Notes Collateral Agent’s Liens on the Collateral will no longer secure the Indenture Obligations, and the right of the Holders to the benefits and proceeds of the Notes Collateral Agent’s Liens on the Collateral will terminate and be discharged, in each case, automatically and without the need for any further action by any Person:

(A) in whole, upon the full and final payment and performance of the obligations of the Company and the Guarantors under this Indenture, the Securities and the Guarantees;

(B) in whole, upon Legal Defeasance or Covenant Defeasance with respect to this Indenture pursuant to Article XII or discharge of this Indenture in accordance with Article IV;

(C) in whole or in part, as applicable, upon receipt of the consent of Holders of the requisite percentage of Securities in accordance with Article IX;

(D) in part, as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor in a transaction or other circumstance not prohibited by this Indenture and the Notes Collateral Documents at the time of such sale, transfer or disposition;

(E) in whole, with respect to the Collateral owned by a Guarantor, upon the release of the Guarantee of such Guarantor in accordance with the terms of this Indenture;

(F)in whole or in part, with respect to any property or asset of the Company or a Guarantor that is or becomes an Excluded Asset under the terms of the Notes Collateral Documents; or

(G) in whole or in part, if and to the extent required by the provisions of the Intercreditor Agreement.

SECTION 14.06 Form and Sufficiency of Release. Upon the release of Collateral in accordance with Section 14.04, the Trustee or the Notes Collateral Agent, at the Company’s expense and upon the written request of the Company accompanied by an Officers’ Certificate and Opinion of Counsel confirming that all applicable conditions precedent under this Indenture, the Notes Collateral Documents and the Intercreditor Agreement have been met, shall, subject to the terms of the Notes Collateral Documents, promptly cause to be released and reconveyed to the Company or the Guarantors, as the case may be, the released Collateral and shall execute, deliver or acknowledge any instruments or releases that are necessary or appropriate to evidence the release from the Liens created by the Notes Collateral Documents of any Collateral permitted to be released pursuant to this Indenture and the Notes Collateral Documents. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Notes Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Notes Collateral Documents.

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SECTION 14.07 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Notes Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 14.08 Authorization of Actions to Be Taken by the Notes Collateral Agent Under the Notes Collateral Documents.

(a) Wells Fargo Bank, National Association is hereby appointed Notes Collateral Agent. Subject to the provisions of the applicable Notes Collateral Documents, each Holder, by acceptance of its Securities, agrees that (i) the Notes Collateral Agent shall execute and deliver the Notes Collateral Documents and act in accordance with the terms thereof, (ii) the Notes Collateral Agent may, at the direction of the Trustee or the Holders, take all actions necessary or appropriate in order to (A) enforce any of the terms of the Notes Collateral Documents and (B) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Securities, the Guarantees and the Notes Collateral Documents and (iii) to the extent permitted by this Indenture, the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Notes Collateral Documents or this Indenture, and suits and proceedings as the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Notes Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Notes Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement and the Notes Collateral Documents.

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(b) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Sections 6.01, 6.03 and 6.07, are extended to the Notes Collateral Agent, and its agents and attorneys, and shall be enforceable by, the Notes Collateral Agent, as if fully set forth in this Article XIV with respect to the Notes Collateral Agent. The Notes Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

(c) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Notes Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Notes Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Notes Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.

(d) The Notes Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Notes Collateral Agent hereby disclaims any representation or warranty to the present and future Holders concerning the perfection of the Liens to be granted hereunder or in the value of any of the Collateral.

(e) In the event that the Notes Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s sole discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Notes Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Notes Collateral Agent reserves the right, instead of taking such action, either to resign as Notes Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Notes Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

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SECTION 14.09 Authorization of Receipt of Funds by the Notes Collateral Agent Under the Notes Collateral Documents. The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Notes Collateral Documents and to the extent not prohibited under the Intercreditor Agreement or the Notes Collateral Documents, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 5.06 and the other provisions of this Indenture.

SECTION 14.10 Intercreditor Agreement. Except as otherwise provided in Section 8.1 of the Intercreditor Agreement, this Indenture and the Notes Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens granted to the Notes Collateral Agent pursuant to this Indenture and the Notes Collateral Documents and the exercise of any right or remedy by the Notes Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Indenture Documents with respect to lien priority, rights and remedies in connection with the Collateral, or amendments, waivers or supplements to the Notes Collateral Documents, the terms of the Intercreditor Agreement shall govern.

SECTION 14.11 Reliance by Notes Collateral Agent. Whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Notes Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Notes Collateral Agent, it is understood that in all cases the Notes Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture if it shall not have received such advice or concurrence of the Trustee, acting at the direction of the required Holders (acting in accordance with this Indenture and the Notes Collateral Documents), as it deems appropriate. This provision is intended solely for the benefit of the Notes Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

UNITED RENTALS (NORTH AMERICA), INC.

By:
Name:
Title:

UNITED RENTALS, INC.

By:
Name:
Title:

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO THAT IS A CORPORATION,

By:
Name:
Title:

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO THAT IS A LIMITED PARTNERSHIP, BY UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC., ITS GENERAL PARTNER

By:
Name:
Title:

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO THAT IS A LIMITED LIABILITY COMPANY, BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER

By:
Name:
Title:

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WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS NOTES COLLATERAL AGENT

By:
Name:
Title:

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SCHEDULE A

Guarantor	Place of Formation

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APPENDIX

PROVISIONS RELATING TO THE SECURITIES

1. Definitions

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below (and other capitalized terms shall have their respective meanings as defined in the Indenture):

“Definitive Security” means a certificated Security that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person thereto, who shall initially be the Trustee.

1.2 Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1(b)
“Global Security”	2.1(a)

2. The Securities

2.1 Form.

(a) Global Securities. The Securities shall be issued initially in the form of one or more global Securities in definitive, fully registered form (collectively, the “Global Securities”) without interest coupons and bearing the Global Securities Legend, which shall be deposited on behalf of the Holders of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

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The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2 and pursuant to an order of the Company signed by one officer of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a Company Order of the Company signed by one Officer of the Company (a) Securities for original issue on the date hereof in an aggregate principal amount of $[ ] and (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 3.13 of the Indenture after the Issue Date, shall certify that such issuance is in compliance with this Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Security Registrar with a request:

(i) to register the transfer of such Definitive Securities; or

(ii) (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

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(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

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(d) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Security Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06 of this Indenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 3.12, 9.06 [or 11.08] of this Indenture, and in any such case not involving any transfer.

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice [(including any notice of redemption)] or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

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(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 or integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

70

Exhibit A

[FORM OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DEPOSITARY, TO NOMINEES OF DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-1

United Rentals (North America), Inc.

[ ]% Senior Secured Note Due 20[ ]

No.	$
CUSIP NO.

United Rentals (North America), Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on [ ], 20[ ] and to pay interest thereon from [ ], 20[ ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [ ] and [ ] in each year, commencing [ ], 20[ ] at the rate of [ ]% per annum, until the principal hereof is paid or duly provided for, provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of [ ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [ ] and [ ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

UNITED RENTALS (NORTH AMERICA), INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

A-3

Form of Reverse of Security

This Security is one of a duly authorized issue of Securities of the Company designated as [ ]% Senior Secured Notes due [ ] (herein called the “Securities”), limited in aggregate principal amount on the Issue Date to $[ ] issued and to be issued under an Indenture, dated as of [ ], 20[ ] (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors named therein, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company shall be entitled to issue Additional Securities pursuant to Section 3.13 of the Indenture. The Securities include the Securities issued on the Issue Date and any Additional Securities. The Securities issued on the Issue Date and any Additional Securities are treated as a single class of securities under the Indenture.

The terms of the Securities include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Trust Indenture Act for a statement of such terms.

[This Security is redeemable at the Company’s option, in whole or in part, at any time on or after [ ], 20[ ], at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve month period beginning on [ ] of each of the years indicated below:

Year	Redemption Price
%]

[The Securities are not subject to any sinking fund.]

[The Indenture contains provisions for legal defeasance at any time of the entire indebtedness of this Security or for covenant defeasance of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]

If an Event of Default shall occur and be continuing, there may be declared due and payable the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

A-4

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 30.0% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 45 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein [(or, in the case of redemption, on or after the Redemption Date)].

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

This Security is issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

A-5

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are guaranteed pursuant to Guarantees endorsed hereon as provided in the Indenture. Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that each Guarantor shall be released from its Guarantee upon compliance with certain conditions.

Upon the grant by the Company and the Guarantors of Liens on the Collateral pursuant to Section 10.06 of the Indenture, the Obligations of the Company and the Guarantors under the Securities and the Guarantees shall be secured by Liens on the Collateral pursuant to the terms of the Notes Collateral Documents. The actions of the Trustee, the Notes Collateral Agent and the Holders and the application of proceeds from the enforcement of any remedies with respect to such Collateral shall be limited pursuant to the terms of the Notes Collateral Documents and the Intercreditor Agreement

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

A-6

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

A-7

[TO BE ATTACHED TO GLOBAL SECURITY]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-8

EXHIBIT B

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

Each of the undersigned guarantors (each a “Guarantor” and together, the “Guarantors”), which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this notation is endorsed, hereby unconditionally and irrevocably guarantees on a senior basis, jointly and severally with each other Guarantor of the Securities, to each Holder, to the Trustee and the Notes Collateral Agent and their respective successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, subject to certain limitations set forth in the Indenture (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). The Guarantor further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor shall remain bound under Article XIII of the Indenture notwithstanding any extension or renewal of any Guarantee Obligation. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

Subject to the terms of the Indenture, this Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Notes Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Notes Collateral Agent, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the signature of one of its authorized signatories.

Notwithstanding any other provision of the Indenture or this Guarantee, under the Indenture and this Guarantee the maximum aggregate amount of the obligations guaranteed by the Guarantor shall not exceed the maximum amount that can be guaranteed without rendering the Indenture or this Guarantee, as it relates to such Guarantor, voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions thereof.

[Signature page follows]

B-1

UNITED RENTALS, INC.

By
Name:
Title:

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO THAT IS A CORPORATION

By
Name:
Title:

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO THAT IS A LIMITED PARTNERSHIP, BY UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC., ITS GENERAL PARTNER

By
Name:
Title:

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO THAT IS A LIMITED LIABILITY COMPANY, BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER

By
Name:
Title:

B-2

SCHEDULE A

Guarantor	Place of Formation

B-3